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                                                                    EXHIBIT 23.2

                            CHILD, SULLIVAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                          4764 SOUTH 900 EAST, SUITE 1
                         SALT LAKE CITY, UTAH 84117-4977
                                 (801) 281-4700

To the Board of Directors
Kahiki Foods, Inc.
Columbus, Ohio

We consent to the inclusion of our opinion dated June 3, 2004 and September 16, 2004 on the financial statements as of, and for the year ended March 31, 2004 in the Form SB-2/A of Kahiki Foods, Inc.

/s/ Child, Sullivan & Company
Certified Public Accountants
Salt Lake City, Utah
October 13, 2004